                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   DSP Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   DSP GROUP, INC.
                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 19, 1998


To the Stockholders of DSP GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of DSP Group, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive office located at 3120 Scott Boulevard, Santa Clara, California 95054, on Tuesday, May 19, 1998, at
9:00 a.m., local time, for the following purposes:

        1. ELECTION OF DIRECTOR. To elect one Class I Director of the Company to serve until the 2001 Annual Meeting of Stockholders or until his successor is elected and qualified;

        2. AMENDMENT AND RESTATEMENT OF THE DSP GROUP, INC. 1991 EMPLOYEE AND CONSULTANT STOCK PLAN. To ratify and approve an amendment to the DSP Group, Inc. 1991 Employee and Consultant Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,800,000 to 3,800,000 shares;

        3. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1998; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on April 3, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                              By Order of the Board of Directors

                              /s/ Igal Kohavi

                              Igal Kohavi,
                              CHAIRMAN OF THE BOARD


Santa Clara, California
April 14, 1998

                                                          Mailed to Stockholders
                                                      on or about April 14, 1998

                                   DSP GROUP, INC.
                                 3120 SCOTT BOULEVARD
                            SANTA CLARA, CALIFORNIA 95054

                                   PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of DSP Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 19, 1998 at 9:00 a.m., local time, at the Company's principal executive office located at 3120 Scott Boulevard, Santa Clara, California 95054, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company (to the attention of Avi Basher, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or (ii) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, Directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. Additionally, solicitation of proxies of brokers, banks, nominees and institutional investors will be made pursuant to the special engagement of D.F. King & Co., Inc., at a cost to the Company of approximately $7,500, plus out-of-pocket expenses.

     The close of business on April 3, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 10,052,213 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 5,026,107 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Directors shall be elected by a plurality of the votes cast.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR
(i) the election of management's nominee for Director listed in Proposal No. 1,
(ii) the approval of the amendment and restatement of the DSP Group, Inc. 1991 Employee and Consultant Stock Plan (the "1991 Plan"), and (iii) the ratification of the selection of the independent auditors.

                                    PROPOSAL NO. 1
                                 ELECTION OF DIRECTOR

     The Company's Bylaws authorize the number of Directors to be not less than five nor more than seven. The number of Directors on the Board is currently fixed at five. The Company's Board of Directors is divided into three classes:
Class I, Class II and Class III. Each Director serves a three-year term. The Board is currently composed of one Class I Director (Mr. Ayalon), whose term will expire at the Annual Meeting and who has been nominated by the Company's Board to continue to serve as a Class I Director for a three-year term following the Annual Meeting; two Class II Directors (Messrs. Phelps and Shamir), whose terms will expire upon the election and qualification of Directors at the annual meeting of stockholders to be held in 1999; and two Class III Directors (Messrs. Kaplan and Kohavi), whose terms will expire upon the election and qualification of Directors at the annual meeting of stockholders to be held in 2000. At each annual meeting of stockholders, Directors will be elected for full terms of three years to succeed those Directors whose terms are expiring.

     In January 1997, Mr. Avraham Fischer resigned as a Class I Director, and the remaining Directors on the Board appointed Mr. Nathaniel de Rothschild to
fill the Class I vacancy.   In September 1997, Mr. de Rothschild resigned as a
Class I Director. In November 1997, the Board subsequently amended the Company's Bylaws to fix the number of directors at five.

     At the Annual Meeting, the stockholders will elect one Class I Director, who will serve a three-year term until the annual meeting of stockholders to be held in 2001 or until a successor is elected or appointed and qualified or until the Director's earlier resignation or removal. The Board has no reason to believe that the person named below will be unable or unwilling to serve as a nominee or as a Director if elected.

     Certain information about Mr. Ayalon, the Class I nominee, is furnished below:

     ELIYAHU AYALON joined the Company in April 1996 as President, Chief Executive Officer and Director. From May 1992 to April 1996, Mr. Ayalon served as President and Chief Executive Officer of Mennen Medical Ltd., a developer and manufacturer of medical instruments and apparatus.

                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       THE ELECTION OF THE NOMINEE NAMED ABOVE.

DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL

     The following table sets forth certain information with respect to the Executive Officers, Directors and key personnel of the Company:

     DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL


     NAME                AGE                 POSITION
     ----                ---                 --------
Igal Kohavi              58   Chairman of the Board

Eliyahu Ayalon           55   President, Chief Executive Officer and Director

Avi Basher               41   Vice President of Finance,
                              Chief Financial Officer and Secretary

Martin M. Skowron        55   Senior Vice President -- Operations

Gideon Wertheizer        41   Vice President -- Marketing

Amir Karni               45   Vice President -- Research and Development

Leah Sade                39   Vice President -- Human Resources

Samuel L. Kaplan (1)(2)  61   Director

Millard Phelps (1)(2)    69   Director

Yair Shamir (1)(2)       52   Director


--------------------------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

     IGAL KOHAVI has been Chairman of the Board of the Company since September 1995. Dr. Kohavi has served since 1995 as Chairman of the Venture Funds of Dovrat-Sherm & Co. Ltd., an Israeli investment bank at which he formerly served as President from October 1994 to January 1996. Between March 1993 and October 1994, he served as Managing Director of Clal Electronic Industries Ltd.
Dr. Kohavi also serves as a director of Mercury Interactive Corporation (Nasdaq:
MERQ), a software company.

     AVI BASHER joined the Company in October 1996 as Vice President of Finance and Chief Financial Officer. In January 1997, he was elected to serve as Secretary of the Company as well. Prior to joining the Company, Mr. Basher served from December 1992 to October 1996 as Chief Financial Officer of InterPharm Laboratories, Ltd., a healthcare biotechnology company.

     MARTIN SKOWRON joined the Company in March 1991 as Vice President of Manufacturing and became Vice President of Operations in September 1991. In September 1996, Mr. Skowron was appointed Senior Vice President of the Company.

     GIDEON WERTHEIZER joined the Company in September 1990 as Project Manager of the Company's VLSI Design Center and became Vice President of the VLSI Design Center in August 1995. In November 1997, Mr. Wertheizer was appointed Vice President, Marketing of the Company.

     AMIR KARNI joined the Company in July 1997 as Vice President, Research and Development. Prior to joining the Company, Mr. Karni served as the Vice President, Research and Development, and Research and Development Manager of PressPoint, a newspaper distribution corporation, from June 1995 to May 1997. From January 1993 to June 1995, he served as a manager of electronic subsystems in the Output Imaging Division of Scitex Corporation, a printing and imaging corporation.

     LEAH SADE joined the Company in October 1996 and was appointed Vice President, Human Resources of the Company in November 1997. Prior to joining the Company, Ms. Sade served as the Corporate Director of

Human Resources of Mennen Medical, a medical instrument corporation, from October 1995 to October 1996. From October 1993 to October 1995, Ms. Sade served as the Corporate Director of Human Resources of Hipershook, a supermarket chain corporation.

     SAMUEL L. KAPLAN has been a Director of the Company since May 1993.
Mr. Kaplan has been a partner in the law firm of Kaplan, Strangis and Kaplan, P.A. of Minneapolis, Minnesota, since October 1978. Mr. Kaplan also serves as a trustee of USP Real Estate Investment Trust, a real estate investment trust.

     MILLARD PHELPS has been a Director of the Company since July 1995.
Mr. Phelps has been most recently associated with Hambrecht & Quist, an investment banking firm, where he served since 1984 as Advisory Director in the corporate finance area and where he advised on public and private financing matters until August 1997. Mr. Phelps has worked in the semiconductor industry for more than 20 years at several manufacturing companies, including Texas Instruments Incorporated, Fairchild Corporation, Intersil Inc. and Synertek Inc. He currently serves as a director of Trident Microsystems, Inc., a designer, developer and marketer of integrated circuit graphics and multimedia products, and of Rise Technology Corporation, a designer, developer and marketer of microprocessors.

     YAIR SHAMIR has been a Director of the Company since October 1996 and has served as President and Chief Operating Officer of VCON Telecommunications, Ltd., a developer and marketer of video conferencing systems, since March 1997. From July 1995 to February 1997, Mr. Shamir served as the Executive Vice President of The Challenge Fund-Etgar L.P., a venture capital firm. From January 1994 to July 1995, he served as Chief Executive Officer for Elite Industries, Ltd., a food products company. From January 1988 to December 1993, he served as Executive Vice President and General Manager of Scitex Corporation, Ltd., an electronics company. Mr. Shamir currently serves as a director of Mercury Interactive Corporation, a provider of client/server and web testing tools, and Orckit Communications, Limited, a developer and manufacturer of local loop communications systems.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the Directors or Executive Officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1997, the Board met four times and acted by written consent one time. No Director attended fewer than 75% of the aggregate of either (i) the total number of Board meetings held during the period for which he was a Director or (ii) the total number of committee meetings of the Board on which he served held during the period for which he was a Director. The Board currently has two committees: the Compensation Committee and the Audit Committee. The Nominating Committee was disbanded in April 1997.

     The Compensation Committee held five meetings in 1997. The Compensation Committee currently consists of Messrs. Kaplan, Phelps and Shamir, and Mr. Kaplan serves as its Chairman. Its functions are to establish and apply the Company's compensation policies with respect to the Company's Executive Officers.

     The Audit Committee held four meetings in 1997. The Audit Committee currently consists of Messrs. Kaplan, Phelps and Shamir, and Mr. Phelps serves as its Chairman. The Audit Committee recommends the engagement of the Company's independent auditors. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Nominating Committee, which was established in April 1994, held no meetings in 1997 and consisted of Messrs. Ayalon and Yost. Mr. Yost resigned as a Director of the Company in March 1997. The Nominating Committee filled vacancies on the Board of Directors. The Nominating Committee was disbanded in April 1997.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any additional compensation for their services as Directors. Directors who are not employees of the Company receive an annual retainer of $20,000, payable in quarterly installments of $5,000 each. The retainer contemplates attendance at four Board meetings per year.

Additional Board meetings of a face-to-face nature are compensated at the rate of $500 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis are compensated at the rate of $500 per meeting. All Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     Each outside Director of the Company is also entitled to participate in the 1993 Director Option Plan (the "Director Option Plan"). The Director Option Plan provides for the grant of non-statutory options to non-employee Directors of the Company. The Director Option Plan is designed to work automatically; however, to the extent administration is necessary, it will be provided by the Board of Directors. The Director Option Plan provides that each eligible Director is granted an option to purchase 15,000 shares of Common Stock under the Director Option Plan on the date on which he or she first becomes a Director of the Company. In addition, on the same date, each new Director is granted an option to purchase 10,000 shares of Common Stock under the 1991 Employee and Consultant Stock Plan (the "1991 Plan"). Thereafter, each outside Director is granted an option to purchase 5,000 additional shares of Common Stock (a "Subsequent Option") on January 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. In addition, an option to purchase 5,000 shares of Common Stock (a "Committee Option") is granted on January 1 of each year to each outside Director for each committee of the Board on which he or she shall have served as a chairperson for at least six months.

     On January 2, 1997, each of Messrs. Kaplan and Phelps were granted Subsequent Options to purchase up to 5,000 shares of Common Stock, at an exercise price of $9.38 per share, under the Director Option Plan.

     On January 2, 1997, Mr. Kaplan was granted a Committee Option to purchase up to 5,000 shares of Common Stock, at an exercise price of $9.38 per share, under the Director Option Plan.

     On August 25, 1997 each of Messrs. Ayalon and Kohavi were granted options to purchase up to 150,000 shares of Common Stock, at an exercise price of $26.375, under the 1991 Plan.

     On January 2, 1998, each of Messrs. Kaplan, Phelps and Shamir were granted Subsequent Options to purchase up to 5,000 shares of Common Stock, at an exercise price of $19.25 per share, under the Director Option Plan.

     On January 2, 1998, Mr. Kaplan was granted a Committee Option to purchase up to 5,000 shares of Common Stock, at an exercise price of $19.25 per share, under the Director Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, Executive Officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to the Company.

     Except as set forth below, the Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 1997, all Reporting Persons complied with all applicable filing requirements, except for the following: (i) Mr. Basher inadvertently failed to report a sale of stock pursuant to the Company's employee stock purchase plan on his Form 4 for the period of the sale; such sale was subsequently reported on a later Form 4; and
(ii) Ms. Sade, Mr. Karni and Mr. Wertheizer each inadvertently failed to file a Form 3 upon being appointed executive officers of the Company; each subsequently reported such appointment on their Form 5 filings for the fiscal year ended 1997.

                                SECURITY OWNERSHIP OF
                       CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 3, 1998, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's Directors; (iii) the Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company (including one former Executive Officer) (collectively, the "Named Executive Officers") determined for the fiscal year ended December 31, 1997; and (iv) all Directors and Executive Officers of the Company as a group:


 NAME OF                                            SHARES                  APPROXIMATE PERCENT
BENEFICIAL OWNER                             BENEFICIALLY OWNED (1)       BENEFICIALLY OWNED (2)
----------------                             ----------------------       ----------------------
Pilgrim Baxter & Associates Ltd. (3)
825 Duportail Road
Wayne, Pennsylvania 19087...............          504,000                       5.01%

Samuel L. Kaplan (4)....................           62,188                         *

Millard Phelps (5)......................            6,500                         *

Yair Shamir (6).........................            5,000                         *

Eliyahu Ayalon (7)......................           31,467                         *

Avi Basher (8)..........................           10,625                         *

Igal Kohavi (9).........................          108,392                       1.07%

Martin Skowron (10).....................            1,562                         *

Gideon Wertheizer (11)..................            2,610                         *

Moshe Shahaf............................               --                         *

All Directors and executive officers
as a group (10 persons) (12)............          228,782                       2.24%

-------------------------------
*    Less than 1%

(1) To the Company's knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of the Company's Common Stock, subject to options currently exercisable or exercisable on or before June 2, 1998, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 10,052,213 shares of the Company's Common Stock outstanding as of April 3, 1998.

(3) Pilgrim Baxter & Associates Ltd. ("Pilgrim Baxter") filed a Schedule 13G, dated February 12, 1998, with the Securities and Exchange Commission on behalf of itself. Pilgrim Baxter reported sole voting power and sole dispositive power over 504,000 shares.

(4) Includes 22,520 shares held of record by the Kaplan, Strangis and Kaplan, P.A. Profit Sharing Trust FBO Samuel L. Kaplan. Also includes 18,668 shares of the Company's Common Stock, subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

(5) Includes 5,500 shares of the Company's Common Stock subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

(6) Includes 5,000 shares of the Company's Common Stock subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

(7) Includes 30,000 shares of the Company's Common Stock subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

(8) Includes 10,625 shares of the Company's Common Stock subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

(9) Includes 107,500 shares of the Company's Common Stock subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

(10) Includes 1,562 shares of the Company's Common Stock subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

(11) Includes 2,610 shares of the Company's Common Stock subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

(12) See footnotes (4) through (11). Includes 181,903 shares of the Company's Common Stock subject to options which are currently exercisable or will become exercisable on or before June 2, 1998.

                                    PROPOSAL NO. 2
                      AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                       1991 EMPLOYEE AND CONSULTANT STOCK PLAN

GENERAL

     The Company's stockholders are being asked to act upon a proposal to ratify the action of the Board amending the 1991 Plan.

     The Board has approved an amendment and restatement of the 1991 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the 1991 Plan to 3,800,000. The purpose of the increase is to enable the Company to retain talented employees and consultants and to attract talented new employees and consultants by offering them participation in the Company's 1991 Plan. Management believes that without such incentive it will be unable to attract and retain talented individuals providing services to the Company. In the event the stockholders do not approve the proposed increase in the number of shares of Common Stock reserved for issuance under the 1991 Plan, the Company will not be able to issue employees additional incentive stock options under the 1991 Plan because options have already been granted with respect to substantially all of the shares reserved under the 1991 Plan.

     A general description of the principal terms of the 1991 Plan is set forth below. This description is qualified in its entirety by the terms of the 1991 Plan, as proposed to be amended and restated, which is attached to this Proxy Statement as EXHIBIT A and is hereby incorporated herein by reference.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
             OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1991 PLAN.

GENERAL DESCRIPTION

     In October 1991, the Board of Directors of the Company adopted the 1991 Plan, which was approved by the stockholders in October 1991. The 1991 Plan was subsequently amended and restated, as approved by the stockholders in January 1994, April 1994, May 1995 and May 1996. A total of 2,800,000 shares are currently reserved for issuance under the 1991 Plan and the Company's terminated 1991 Israeli Option Plan. Options granted under the 1991 Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. See "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and non-statutory stock options. As of December 31, 1997, options to purchase approximately 1,250,931 shares were outstanding under the 1991 Plan, a total of approximately 1,464,251 options to purchase shares had been exercised under the 1991 Plan, and approximately 84,818 shares remained reserved for issuance thereunder.

SUMMARY OF 1991 PLAN

     The essential terms of the 1991 Plan, as proposed to be amended and restated, are summarized below. This summary does not purport to be complete, and is subject to, and qualified by, reference to all provisions of the 1991 Plan, as proposed to be amended and restated, a copy of which is attached hereto as EXHIBIT A.

     PURPOSES. The purposes of the 1991 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees and consultants of the Company and to promote the success of the Company's business.

     ADMINISTRATION. With respect to the grant of options to employees who are also Officers or Directors subject to Section 16 of the Exchange Act, the 1991 Plan shall be administered by (i) the Board of Directors of the Company provided that the Board may do so in compliance with Rule 16b-3 promulgated under the Exchange Act; or (ii) a committee designated by the Board and constituted in such a manner as to comply with Rule 16b-3. With respect to grants to employees or consultants who are neither officers nor Directors of the Company, the 1991 Plan shall be administered by the Board or by a committee of the Board. The 1991 Plan is currently administered by the Compensation Committee of the Board.

     The administrators of the 1991 Plan have full power to select, from among the employees and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant, and to determine the specific terms of each grant, including the number of shares subject to each option, subject to the provisions of the 1991 Plan. The interpretation and construction of any provision of the 1991 Plan by the administrators shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the 1991 Plan.

     ELIGIBILITY. The 1991 Plan provides that options may be granted to employees (including officers and Directors who are also employees) and consultants to the Company or its subsidiaries. Incentive stock options may only be granted to employees. No employee or consultant may be granted in any fiscal year of the Company, options to purchase more than 500,000 shares of Company Common Stock.

     STOCK OPTIONS. Each option granted under the 1991 Plan is to be evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

          (a) EXERCISE OF THE OPTION. The Board or its committee determines on the date of grant when options will become exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of (1) cash; (2) check; (3) promissory note; (4) shares of Common Stock;
(5) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price; (6) a reduction in the amount of any Company liability to the optionee, including any liability attributable to the optionee's participation in any Company-sponsored deferred compensation program or arrangement; (7) any combination of the foregoing methods; or
(8) such other consideration and method of payment permitted under applicable law.

          (b) EXERCISE PRICE. The exercise price of options granted under the 1991 Plan is determined on the date of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share of the Common Stock at the time of grant. In the case of incentive stock options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary thereof, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. In the event of the grant of a non-statutory option with an exercise price below the then fair market value of the Common Stock, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect the Company's earnings.

          (c) TERMINATION. If the optionee's employment or consulting relationship with the Company is terminated for any reason (other than death or total and permanent disability), options may be exercised within such period as is determined by the Board or its committee after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option is exercised no later than its expiration date.

          (d) DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of total and permanent disability, options may be exercised at any time within 12 months from the date of disability to the extent such options were exercisable at the date of disability, provided that the option is exercised no later than its expiration date.

          (e) DEATH. If an optionee should die, options may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that such options would have been exercisable by the optionee at the date of death, provided that the option is exercised no later than its expiration date.

          (f) TERM AND TERMINATION OF OPTIONS. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. In no event may the term of an incentive stock option be longer than ten years. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, at the time such option is granted, owns stock possessing more than 10% of the voting power of all classes of stock of the Company may not have a term of more than five years.

          (g) NONTRANSFERABILITY OF OPTIONS. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

          (h) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1991 Plan as may be determined by the Board or its committee.

     ADJUSTMENTS; DISSOLUTIONS; MERGERS AND ASSET SALES. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the 1991 Plan, the price per share covered by each outstanding option and the maximum number of shares that may be awarded under options to any individual in any fiscal year of the Company.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action. However, the Board may, in its discretion, make provision for accelerating the exercisability of options outstanding under the 1991 Plan in the event of such a proposed dissolution or liquidation. In the event of the merger of the Company with or into another corporation or a proposed sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by such successor corporation. However, if a successor does not assume or substitute the outstanding option, the Board may determine, in its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all shares subject to such option, including shares as to which the option would not otherwise be exercisable. If the Board determines that options shall be fully exercisable in lieu of assumption or substitution, the Company shall notify the participant that the option will be fully exercisable for a period of 15 days from the date of such notice and that the option will terminate upon the expiration of such period.

     In the event of a "Change of Control" of the Company, as defined in the 1991 Plan, the following acceleration and valuation provisions shall apply:
(1) except as otherwise determined by the Board, in its discretion, in the event of an anticipated Change of Control, any options outstanding on the date such Change of Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; (2) except as otherwise determined by the Board, in its discretion, in the event of an anticipated Change of Control, all outstanding options, to the extent they are exercisable and vested (including options that shall become exercisable and vested pursuant to (1) above), shall be terminated in exchange for a cash payment equal to the Change of Control Price (reduced by the exercise price applicable to such options). These cash proceeds shall be paid to the optionee or, in the event of death of an optionee, prior to payment, to the estate of the optionees or a person who acquired the right to exercise the option by bequest or inheritance; and (3) any payment made in the event of a Change of Control shall not exceed the maximum amount which could be paid to an optionee without having the payment treated as an "excess parachute payment" within the meaning of Section 280G of the Code.

     AMENDMENT AND TERMINATION OF THE 1991 PLAN. The Board may amend the 1991 Plan at any time or from time to time or may terminate the 1991 Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1991 Plan for which stockholder approval would be required under applicable law, as in effect at the time. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1991 Plan. The Board may accelerate the vesting of any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value, if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. In any event, the 1991 Plan shall terminate in October 2001. Any options outstanding under the 1991 Plan at the time of its termination shall remain outstanding until they expire by their terms.

AMENDED PLAN BENEFITS

     The Company cannot now determine the number of options to be granted in the future under the 1991 Plan, as proposed to be amended, to all current Executive Officers as a group or all employees (excluding current Executive Officers) as a group. The table under the caption "Option Grants in 1997" provides information with respect to the grant of options to the Named Executive Officers of the Company during 1997. The following table sets forth additional information with respect to options granted under the 1991 Plan during 1997:


                                                             WEIGHTED AVERAGE
                                   OPTIONS     % OF TOTAL     EXERCISE PRICE
     IDENTITY OF GROUP             GRANTED   OPTIONS GRANTED     PER SHARE
     -----------------             -------   ---------------     ---------
Executive Officers as a group      412,000        54.83%           $24.93

Employees that are not Executive
Officers, as a group               329,400        43.84%           $19.43

Directors that are not Executive
Officers, as a group                10,000         1.33%           $12.13


CERTAIN U.S. FEDERAL INCOME TAX INFORMATION

     An optionee in the United States who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     An optionee in the United States will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercised by an optionee who is also an employee or a former employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

     The foregoing summary of the federal income tax consequences of 1991 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

PLAN AMENDMENT:  INCREASE SHARES RESERVED FOR ISSUANCE

     The Company has reserved 2,800,000 shares of Common Stock for issuance under the 1991 Plan. In order to increase the number of shares available to attract new talented employees, it is proposed that the 1991 Plan be amended and restated to increase the total number of shares of Common Stock issuable under the 1991 Plan to 3,800,000 through the reservation of an additional
1,000,000 shares of Common Stock for issuance thereunder.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the Annual Meeting is required to approve the amendment and restatement of the 1991 Plan which will increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the 1991 Plan to 3,800,000.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
             OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1991 PLAN.
                       AN ABSTENTION WILL HAVE THE SAME EFFECT
                           AS A VOTE AGAINST THE PROPOSAL.

                                    PROPOSAL NO. 3
                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors in 1997, and have been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1998. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of independent auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation earned by the Company's Chief Executive Officer and the Named Executive Officers of the Company for the years ended December 31, 1997, 1996 and 1995:

                              SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                        ANNUAL COMPENSATION         AWARDS
                                        -------------------         ------
                                                                  SECURITIES
                                                                  UNDERLYING
                                    SALARY (1)     BONUS (2)       OPTIONS
 NAME AND PRINCIPAL POSITION YEAR       $             $              (#)
 --------------------------- ----   ----------     ---------      -----------
 Eliyahu Ayalon              1997  $283,747        $212,500         150,000
     Chief Executive         1996   157,493 (3)      72,000         160,000
     Officer, President      1995      --              --             --
     and Director

 Igal Kohavi                 1997   280,620         212,500         150,000
     Chairman of the Board   1996   250,000          72,000         140,000
                             1995    62,500 (4)        --            60,000

 Avi Basher                  1997   163,299          45,000          30,000
     Vice President of       1996    31,822 (5)        --            50,000
     Finance,  Chief         1995      --              --             --
     Financial Officer and
     Secretary

 Martin Skowron              1997   131,250          40,000          40,000
     Senior Vice President-- 1996   113,674          40,000          25,000
     Operations              1995   105,708          20,000           --


 Gideon Wertheizer           1997  146,362 (6)       45,000          15,000
     Vice President          1996     --               --             --
     Marketing               1995     --               --             --

 Moshe Shahaf                1997  153,956 (7)         --             --
     Former Vice President,  1996  108,104           10,000          70,000
     Research and            1995     --               --             --
     Development and Chief
     Technical Officer


--------------------------

(1) The salaries of officers located in Israel include social benefit payments and car allowances.

(2) The Company's executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives determined by the Compensation Committee. Bonuses are awarded by the Compensation Committee based upon individual, as well as corporate, performance. The Company pays bonuses in the year following that in which the bonuses were earned.

(3) Represents Mr. Ayalon's salary from his appointment as Chief Executive Officer, President and Director of the Company in April 1996.

(4) Represents Mr. Kohavi's salary from his appointment as Chairman of the Board in September 1995.

(5) Represents Mr. Basher's salary from his appointment as Vice President of Finance, and Chief Financial Officer of the Company in October 1996.

(6) Mr. Wertheizer was appointed an executive officer of the Company in November 1997.

(7) Mr. Shahaf was appointed an executive officer of the Company in April 1996. Mr. Shahaf resigned as Vice President, Research and Development of the Company as of June 1997 and as Chief Technical Officer of the Company as of October 1997, and terminated his employment with the Company in January 1998.

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted during 1997 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Company's Common Stock.




                             OPTION GRANTS IN 1997

                             INDIVIDUAL GRANTS (1)
                ----------------------------------------------
                                                                       POTENTIAL REALIZABLE
                 NUMBER OF                                                VALUE AT ASSUMED
                 SECURITIES % OF TOTAL                                 ANNUAL RATES OF STOCK
                 UNDERLYING   OPTIONS                                  PRICE APPRECIATION FOR
                   OPTIONS  GRANTED TO                                        OPTION TERM
                   GRANTED   EMPLOYEES  EXERCISE   EXPIRATION       ---------------------------
    NAME              (#)     IN 1997     PRICE       DATE            5%                10%
--------------   ---------- ----------  --------   ----------    ----------          ----------
Eliyahu Ayalon      150,000   20.23%    $26.375    08/25/02      $1,093,039          $2,415,330

Igal Kohavi         150,000   20.23%     26.375    08/25/02       1,093,039           2,415,330

Avi Basher           30,000    4.05%     10.625    05/06/02          88,065             194,600

Martin Skowron       15,000    2.02%     22.50     08/20/02          93,245             206,047
                     25,000    3.37%     34.375    10/08/02         237,429             524,657

Gideon Wertheizer    15,000    2.02%     22.50     08/20/02          93,245             206,047

Moshe Shahaf             --      --        --            --              --                  --



--------------------------

(1)  All options were granted pursuant to the 1991 Plan.

OPTION EXERCISES AND OPTION VALUES

     The following table sets forth information concerning option exercises during 1997 and the aggregate value of unexercised options as of December 31, 1997 held by each of the Named Executive Officers:

                         AGGREGATED OPTION EXERCISES IN 1997
                        AND OPTION VALUES AT DECEMBER 31, 1997



                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                         AGGREGATE OPTION            OPTIONS AT            THE-MONEY OPTIONS AT
                         EXERCISES IN 1997        DECEMBER 31, 1997        DECEMBER 31, 1997 (1)
                         -----------------        -----------------        --------------------

                          SHARES
                         ACQUIRED
                            ON            VALUE
                         EXERCISE        REALIZED
      NAME                 (#)           ($) (2)        EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------       --------       ----------      -----------     -------------   -----------   -------------
Eliyahu Ayalon           117,500        $1,571,250               --        192,500             --        $742,500

Igal Kohavi               70,000         1,677,625           82,500        197,500        $219,375        725,625

Avi Basher                12,500           336,625               --         67,500             --         745,313

Martin Skowron            18,513           312,388               --         58,164             --         207,827

Gideon Wertheizer         19,022           187,135            2,239         28,429         14,144          94,058

Moshe Shahaf              24,791           569,100            2,917         42,292         24,065         348,909



--------------------------

(1) Calculated on the basis of the closing price of the Common Stock as reported on the Nasdaq National Market on December 31, 1997 of $20.00 per share, minus the exercise price.

(2) Calculated on the basis of the broker's reported sale price of the Common Stock subject to the option, minus the exercise price.

EMPLOYMENT AGREEMENTS

     The following Named Executive Officers have written employment agreements with the Company: Messrs. Ayalon, Basher, and Kohavi.

     In April 1996, Mr. Ayalon entered into an employment agreement with DSP Semiconductors, Ltd., the Company's wholly owned subsidiary in Israel ("DSP Semiconductors"), pursuant to which Mr. Ayalon is to serve as the President and Chief Executive Officer of the Company. The term of the agreement is indefinite. The agreement originally provided for a fixed monthly salary of NIS 47,000 (approximately U.S. $15,000), which shall be adjusted monthly to the Consumer Price Index of Israel. In June 1997, the Board increased Mr. Ayalon's monthly salary to NIS 69,295 (approximately U.S. $20,500). Mr. Ayalon also is entitled to an annual bonus, the amount of which is determined at the sole discretion of the Board. The agreement may be terminated by the Company or Mr. Ayalon, without cause (as defined in the agreement), upon six months advance written notice. Mr. Ayalon's employment agreement was amended in November 1997 to provide for the following: (i) Mr. Ayalon's base compensation shall be fixed at the commencement of each year, but shall not be subject to reduction during the term of the agreement; (ii) if Mr. Ayalon terminates the agreement without good reason or if the Company terminates the agreement for cause, then no further payments shall be to Mr. Ayalon pursuant to the agreement and he shall be subject to a one year prohibition against competition in addition to the customary prohibitions against disclosure of trade secrets; (iii) upon a change of control of the Company or if the agreement is terminated by Mr. Ayalon for good reason or by the Company without cause, then all rights of Mr. Ayalon under the agreement would continue for two years and all options held by Mr. Ayalon would accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two-year term of the agreement; and (iv) in the event of death or permanent disability of Mr. Ayalon, all options shall accelerate and immediately vest.

     In February 1997, Mr. Basher entered into an employment agreement with DSP Semiconductors, Ltd. pursuant to which Mr. Basher is to serve as the Vice President of Finance and Chief Financial Officer of the Company. The term of the agreement is indefinite. The agreement provides for a fixed monthly salary of NIS 31,970 (approximately U.S. $10,000), which shall be adjusted monthly to the Consumer Price Index of Israel. Mr. Basher also is entitled to an annual bonus, the amount of which is determined at the sole discretion of the Board. The agreement may be terminated by DSP Semiconductors or Mr. Basher, without cause (as defined in the agreement), upon three months advance written notice.

     In June 1997, Mr. Kohavi entered into an employment agreement with DSP Semiconductors, pursuant to which Mr. Kohavi is to serve as the Chairman of the Board of the Company. The term of the agreement is indefinite. The agreement provided for a fixed monthly salary of NIS 69,295 (approximately U.S. $20,500), which shall be adjusted monthly to the Consumer Price Index of Israel. Mr. Kohavi also shall be entitled to an annual bonus, the amount of which is determined at the sole discretion of the Board. The agreement may be terminated by the Company or Mr. Kohavi, without cause (as defined in the agreement), upon six months advance written notice. Mr. Kohavi's employment agreement was amended in November 1997 to provide for the following: (i) Mr. Kohavi's base compensation shall be fixed at the commencement of each year, but shall not be subject to reduction during the term of the agreement; (ii) if Mr. Kohavi terminates the agreement without good reason or if the Company terminates the agreement for cause, then no further payments shall be to Mr. Kohavi pursuant to the agreement and he shall be subject to a one year prohibition against competition in addition to the customary prohibitions against disclosure of trade secrets; (iii) upon a change of control of the Company or if the agreement is terminated by Mr. Kohavi for good reason or by the Company without cause, then all rights of Mr. Kohavi under the agreement would continue for two years and all options held by Mr. Kohavi would accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two-year term of the agreement; and (iv) in the event of death or permanent disability of Mr. Kohavi, all options shall accelerate and immediately vest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Kaplan, Phelps and Shamir; Mr. Kaplan serves as its Chairman. No member of this committee is a present or former officer or employee of the Company or any of its subsidiaries. Other than Mr. Kohavi, no Executive Officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the

Company's Board or Compensation Committee. Mr. Kohavi serves as the chairman of the board of VCON Telecommunication Ltd., a private company located in Israel, for which Mr. Shamir serves as President.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     COMPENSATION POLICY. The Company's compensation policy, as established by the Compensation Committee, states that the Executive Officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. The Company has designed its executive compensation program to attract and retain Executive Officers who will contribute to the Company's long-term success, to reward Executive Officers who contribute to the Company's financial performance, and to link Executive Officer compensation and stockholder interests through the grant of stock options under the 1991 Plan.

     Compensation of the Company's Executive Officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.

     SALARY. The base salaries of the Company's Executive Officers are reviewed annually and are set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, the Company's performance and the performance of the individual Executive Officer.

     BONUS. For the fiscal year ended December 31, 1997, the Compensation Committee evaluated the performance of, and set the bonuses payable to, the Chief Executive Officer and the other Executive Officers of the Company. The performance factors utilized by the Compensation Committee in determining whether bonuses should be awarded to the Company's Executive Officers included the following: increased sales of the Company's products and increased profitability of the Company during fiscal 1997; the officer's overall individual performance in his position and his relative contribution to the Company's performance during the year; and the Board's desire to retain the Executive Officer in the face of considerable competition for executive talent within the industry. The Board of Directors or the Compensation Committee in the future may modify the foregoing criteria or select other performance factors with respect to bonuses paid to Executive Officers for any given fiscal year.

     LONG-TERM INCENTIVE COMPENSATION. The Company believes that stock option grants (i) align Executive Officer interests with stockholder interests by creating a direct link between compensation and stockholder return, (ii) give Executive Officers a significant, long-term interest in the Company's success, and (iii) help retain key Executive Officers in a competitive market for executive talent.

     The 1991 Plan authorizes the Board, or a committee thereof, to grant stock options to employees and consultants of the Company, including the Executive Officers. Stock option grants are made from time to time to Executive Officers whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether stock option grants are appropriate is based upon individual performance measures established for each individual on an annual basis. Options are not necessarily granted to each Executive Officer during each year. Generally, options granted to Executive Officers vest as to 25% of the grant on the first anniversary of the date of grant with the remaining options vesting quarterly over the next three years and expire five years from the date of grant. Details on stock options granted to certain Executive Officers in 1997 are provided in the table entitled "Option Grants in 1997."

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Board of Directors considered the following factors in evaluating the performance of, and setting the bonus compensation for, Mr. Ayalon, the Company's Chief Executive Officer and President since April 1996: the increase in the net income of the Company from the prior year, the Company's stock price, and the time and effort that Mr. Ayalon individually applied in connection with the execution of his duties. The Compensation Committee believes that the salary, bonus and long-term incentive compensation paid to Mr. Ayalon for the fiscal year ended December 31, 1997 were appropriate based on the above criteria.

     COMPENSATION POLICY REGARDING DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's Executive Officers in 1997 did not exceed the $1 million limit per officer. The 1991 Plan is structured so that any compensation deemed paid to an Executive Officer in connection with the exercise of option grants made under such plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's Executive Officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant, and may use such exemptions in addition to the exemption contemplated under the 1991 Plan.

Submitted by the Compensation Committee:

     Samuel L. Kaplan
     Millard Phelps
     Yair Shamir

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index and Standard & Poor's Technology Sector Index. The period shown commences on February 11, 1994, the date that the Company's Common Stock was registered under Section 12 of the Exchange Act, and ends on December 31, 1997, the end of the Company's last fiscal year. The graph assumes an investment of $100 on February 11, 1994, and the reinvestment of any dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                             TOTAL RETURN TO STOCKHOLDERS
                        FEBRUARY 11, 1994 TO DECEMBER 31, 1997

                                       [GRAPH]


 MEASUREMENT                                            S&P TECHNOLOGY
   PERIOD          DSP GROUP, INC.     S&P 500 INDEX        SECTOR
--------------     ---------------    ---------------  ----------------
  02/11/94             $100.00          $100.00           $100.00
  03/31/94              116.07            93.04             99.01
  06/30/94              110.71            93.44             94.61
  09/30/94              158.48            98.00            103.63
  12/31/94              139.29            97.99            111.14
  03/31/95              162.50           107.53            125.29
  06/30/95              178.79           117.80            153.93
  09/30/95              126.79           127.16            163.49
  12/31/95               82.14           134.82            160.09
  03/31/96               89.29           142.05            169.15
  06/30/96               66.07           148.43            183.41
  09/30/96               58.93           153.02            200.84
  12/31/96               60.71           165.77            227.12
  03/31/97               66.07           170.22            228.67
  06/30/97              107.14           199.93            278.83
  09/30/97              280.36           214.91            326.18
  12/31/97              142.86           221.08            286.39


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OTHER TRANSACTIONS

     The service agreement entered into in August 1996, by DSP Semiconductors and Niko Consulting and Management (1995) Ltd., an Israeli company that is wholly owned by Mr. Kohavi, pursuant to which Mr. Kohavi was to serve as Chairman of the Board of Directors of DSP Semiconductors and the Company, was rescinded as the Company and DSP Semiconductors entered into an employment agreement with Mr. Kohavi in June 1997. See "Employment Agreements."

     The Company has entered into indemnification agreements with each of its Directors and Executive Officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

     All future transactions between the Company and its officers, Directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested, non-employee Directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                  LEGAL PROCEEDINGS

     In November 1995, after the Company's stock price declined, several lawsuits were filed in the United States District Court for the Northern District of California accusing the Company, its former Chief Executive Officer, and its former Chief Financial Officer of issuing materially false and misleading statements in violation of the federal securities laws. These lawsuits were consolidated into a single amended complaint in February 1996. In the amended complaint, plaintiffs sought unspecified damages on behalf of all persons who purchased shares of the Company's Common Stock during the period June 6, 1995 through November 10, 1995. On June 11, 1996, the Court granted the Company's motion to dismiss the lawsuit, with leave to amend. The plaintiffs filed an amended complaint on July 11, 1996. On March 7, 1997, the Court issued an order dismissing with prejudice all claims based on statements issued by the Company. The Court permitted plaintiffs to proceed with their claims regarding statements the Company allegedly made to securities analysts, and also permitted plaintiffs to amend their complaint as to their claim that the Company was responsible for the statements contained in analysts' reports. Plaintiffs chose not amend their complaint after the March 7, 1997 order. On November 5, 1997, the parties reached an agreement in principle to settle this litigation. The proposed settlement requires that the Company fund approximately $50,000 of the settlement amount to fulfill the retention amounts under the Company's insurance policy. The proposed settlement is subject to the execution of a stipulation of settlement and court approval.

     On February 12, 1997, BEKA Electronic GmbH ("BEKA") commenced an action in the United States District Court for the Northern District of California against the Company. The action alleges breach of contract, breach of implied covenant of good faith and fair dealing and requests an accounting by the Company in connection with the Company's termination of the Sales Representative Agreement between BEKA and the Company. The complaint seeks an unspecified amount of damages. The Company filed an answer to the complaint on April 14, 1997, denying all causes of action. The Company believes the lawsuit to be without merit and intends to defend itself vigorously.

     In February 1997, a lawsuit between the Company and Elk Industries, Inc. ("Elk") was settled. The litigation had been pending since April 1996 in the United States District Court for the Southern District of Florida. Elk had alleged patent infringement by the Company in connection with the Company's making, selling and using an audio storage and distribution system allegedly covered under a patent held by Elk.

                                STOCKHOLDER PROPOSALS

     To be considered for presentation to the Annual Meeting of the Company's stockholders to be held in 1999, a stockholder proposal must be received by Avi Basher, Secretary, DSP Group, Inc., 3120 Scott Boulevard, Santa Clara, California 95054, no later than December 15, 1998.

                                    OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                              By Order of the Board of Directors,


                              /s/ Igal Kohavi

                              Igal Kohavi,
                              CHAIRMAN OF THE BOARD


April 14, 1998
Santa Clara, California

                                                                      EXHIBIT A
                                  DSP GROUP, INC.

                      1991 EMPLOYEE AND CONSULTANT STOCK PLAN

                        (As Amended and Restated Effective

January 10, 1994; April 22, 1994; May 16, 1995; May 21, 1996; and May 19, 1998)

     1.   PURPOSES OF PLAN.  The purposes of this Stock Option Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility;

     -    to provide additional incentive to Employees and Consultants; and

     -    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          a. "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          b. "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

          c.   "BOARD" means the Board of Directors of the Company.

          d.   "CODE" means the Internal Revenue Code of 1986, as amended.

          e. "COMMITTEE" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          f.   "COMMON STOCK" means the Common Stock of the Company.

          g.   "COMPANY" means DSP Group, Inc., a Delaware corporation.

          h. "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services, and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company, or who are not compensated by the Company for their services as Directors.

          i. "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where re-employment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries, or its successor.

          j. "COVERED EMPLOYEE" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

          k.   "DIRECTOR" means a member of the Board.

          l.   "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          m. "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a Director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          n. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          o. "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

               i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no shares were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the date of determination, as reported in THE WALL STREET JOURNAL, or such other source as the Administrator deems reliable;

               ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof), or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL, or such other source as the Administrator deems reliable;

               ii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          p. "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          q. "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          r. "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          s. "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          t.   "OPTION" means a stock option granted pursuant to the Plan.

          u. "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          v. "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          w.   "OPTIONED STOCK" means the Common Stock subject to an Option.

          x. "OPTIONEE" means an Employee or Consultant who holds an outstanding Option.

          y. "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          z. "PERFORMANCE-BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          aa. "PLAN" shall mean this 1991 Employee and Consultant Stock Plan, as amended and restated.

          bb. "RULE 16b-3" means Rule 16b-3 of the Exchange Act, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          cc. "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          dd. "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has been terminated); PROVIDED, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          a.   PROCEDURE.

               i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

               ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3;

               iii) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board; or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable

Laws. Once appointed, such Committee shall serve in its designated capacity and otherwise directed by the Board. The Board may increase the size of the new Committee and appoint additional members, remove members (with or without cause), and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

               iv) ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          b. POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

               ii) to select the Consultants and Employees to whom Options may be granted hereunder;

               iii) to determine whether and to what extent Options are granted hereunder;

               iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               v)   to approve forms of agreement for use under the Plan;

               vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               vii) to reduce the exercise price of any Option to the then-current Fair Market Value, if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the option was granted;

              viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               ix) to prescribe, amend and rescind rules and regulations relating to the Plan;

               x)   to modify or amend each Option (subject to Section 16 of the
Plan);

               xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               xii) to institute an Option Exchange Program;

              xiii) to determine the terms and restrictions applicable to Options; and

               xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          c. EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. ELIGIBILITY. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

     6.   LIMITATIONS.

          a. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market
Value: (i) of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company, or any Parent or Subsidiary), (iii) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.a., Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          b. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          c. The following limitation shall apply to grants of Options under the Plan:

          No individual shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

          The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

          The limitation set forth in this Section 6.c. is intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

     7. TERM OF PLAN. Subject to Section 16 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board, or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years, unless terminated earlier under Section 14 of the Plan.

     8. TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   OPTION EXERCISE PRICE AND CONSIDERATION.

          a. EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               i)   In the case of an Incentive Stock Option:

                    a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                    b) granted to any Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

               iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          b. WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          c. FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              i)    cash;

              ii)   check;

              iii)  promissory note;

              iv) other Shares which (a) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender; and (b) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              v) delivery of a properly executed exercise notice, together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price;

              vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

              vii)  any combination of the foregoing methods of payment; or

              viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  EXERCISE OF OPTION.

          a. PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan, and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when the Company receives:
(i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          b. TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          c. DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.
If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          d. DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate and the Shares covered by such option shall revert to the Plan.

          e. RULE 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders"), must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. NONTRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by Will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

          a. CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

          b. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          c. MERGER OR ASSET SALE. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per-share consideration received by holders of Common Stock in the merger or sale of assets.

          d. CHANGE IN CONTROL. In the event of a "Change of Control" of the Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

               i) Except as otherwise determined by the Board, in its discretion, in the event of an anticipated Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

               ii) Except as otherwise determined by the Board, in its discretion, in the event of an anticipated Change in Control, all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to subparagraph i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee, prior to payment, to the estate of the Optionees or a person who acquired the right to exercise the Option by bequest or inheritance;

               iii) Any payment made pursuant to this paragraph (d) shall not exceed the maximum amount which could be paid to an Optionee without having the payment treated as an "excess parachute payment" within the meaning of Section 280G of the Code.

          e. DEFINITION OF "CHANGE IN CONTROL". For purposes of this Section 12, a "Change in Control" means the happening of any of the following:

               i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee), is or becomes the 'beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or

               ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

               iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders; or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

          f. CHANGE IN CONTROL PRICE. For purposes of this Section 12, "Change in Control Price" shall be, as determined by the Board: (i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change of Control Price by the Board (the "60-Day Period"); or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period; or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

     13. DATE OF GRANT. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  AMENDMENT AND TERMINATION OF THE PLAN.

          a. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

          b. SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          c. EFFECT OF AMENDMENT OR TERMINATION. No. amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15.  CONDITIONS UPON ISSUANCE OF SHARES.

          a. LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          b. INVESTMENT REPRESENTATION. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

     16.  LIABILITY OF COMPANY.

          a. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          b. GRANTS EXCEEDING ALLOTTED SHARES. If the Option Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14.b. of the Plan.

     17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                                  DSP GROUP, INC.

                      1991 EMPLOYEE AND CONSULTANT STOCK PLAN

    (As Amended and Restated Effective January 10, 1994; April 22, 1994; May 16,
                              1995; and May 21, 1996)

                               STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement (the "Option Agreement").

A.   NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number

     Date of Grant

     Vesting Commencement Date

     Exercise Price per Share                     $

     Total Number of Shares Granted

     Total Exercise Price                         $

     Type of Option                               Incentive Stock Option

                                                  Nonstatutory Stock Option

     Term/Expiration Date

     VESTING SCHEDULE:

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

          25% of the Shares subject to the Option shall vest 12 months after the Vesting Commencement Date, and 6.25 % of the Shares subject to the Option shall Vest at the end of each three-month period thereafter.

     TERMINATION PERIOD:

     This Option may be exercised for ___ days after termination of the Optionee's employment or consulting relationship with the Company. Upon the death or disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In the event of the Optionee's change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

B.   AGREEMENT

     1. GRANT OF OPTION. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part 1. of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 14.c. of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall be treated as a Nonstatutory Stock Option.

     2.   EXERCISE OF OPTION.

          a. RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

          b. METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares") and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the optionee on the date the Option is exercised with respect to such Exercised Shares.

     3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

          a.   Cash; or

          b.   Check; or

          c. Delivery of a properly executed Exercise Notice, together with such other documentation as the Administrator and the broker, if applicable, shall require to affect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price; or

          d. Surrender of other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender; and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by Will, or by the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6. TAX CONSEQUENCES. Some of the federal, California and other states tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          a.   EXERCISING THE OPTION.

               i) NONSTATUTORY STOCK OPTION. The Optionee may incur regular federal income tax and California and other states income tax liabilities upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               ii) INCENTIVE STOCK OPTION. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax, or California or other states income tax liabilities upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes, and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall automatically convert a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status.

          b.   DISPOSITION OF SHARES.

               i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

               ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise, and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise, or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price; or (b) the difference between the sale price of such Shares and the aggregate Exercise Price.

          c. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the Grant date; or (ii) one year after the exercise Date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

OPTIONEE:                                         DSP GROUP, INC.

                                                  By:
---------------------------                          ---------------------------
(Signature)                                                    (Signature)

---------------------------                       Title:
(Print Name)                                            ------------------------

---------------------------
(Print Address)


                                 CONSENT OF SPOUSE

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                             -----------------------------
                                             Spouse of Optionee

                                     Exhibit A

                                  DSP GROUP, INC.

                      1991 EMPLOYEE AND CONSULTANT STOCK PLAN

    (As Amended and Restated Effective January 10, 1994; April 22, 1994; May 16,
                              1995; and May 21, 1996)

                                  EXERCISE NOTICE

DSP Group, Inc.
3120 Scott Boulevard
Santa Clara, CA 95054
Attention:  Chief Financial Officer

     1    EXERCISE OF OPTION.  Effective as of today, ________, 19__, the undersigned, ("Purchaser"), hereby elects to purchase ____________ (__) shares (the "Shares") of the Common Stock of DSP Group, Inc. (the "Company") under and pursuant to the 1991 Employee and Consultant Stock Plan, as amended and restated effective January 10, 1994; April 22, 1994; May 16, 1995; and May 21, 1996 (the "Plan"), and the Stock Option Agreement dated (the "Option Agreement"). The purchase price for the Shares shall be _____________($_____), as required by the Option Agreement.

     2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.

     3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement, and agrees to abide by and be bound by their terms and conditions.

     4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

     5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law, except for that body of law pertaining to conflict of laws.

Submitted by:                                     Accepted by:

PURCHASER:                                        DSP GROUP, INC.:

                                                  By:
---------------------------                       --------------------------
(Signature)                                              (Signature)

                                                  --------------------------
                                                  (Print Name and Title)

ADDRESS:                                          ADDRESS:
-------                                           -------

                                                  3120 Scott Boulevard
                                                  Santa Clara, CA 95054

                      THIS PROXY IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF DSP GROUP, INC.
                FOR THE 1998 ANNUAL MEETING OF THE STOCKHOLDERS
                                  MAY 19, 1998

    The undersigned stockholder of DSP GROUP, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 1998, and the 1997 Annual Report to Stockholders and hereby appoints Eliyahu Ayalon and Avi Basher or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of DSP GROUP, INC. to be held on May 19, 1998 at 9:00 a.m., local time, at DSP GROUP, INC.'s principal executive office located at 3120 Scott Boulevard, Santa Clara, California 95054, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF A DIRECTOR, FOR THE AMENDMENT AND RESTATEMENT OF THE DSP GROUP, INC. 1991 EMPLOYEE AND CONSULTANT STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.         ELECTION OF A DIRECTOR:         / / FOR the nominee listed below         / / WITHHOLD AUTHORITY
                                           (except as indicated)                    to vote for the nominee listed
                                                                                    below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE, STRIKE A LINE THROUGH
                        THE NOMINEE'S NAME LISTED BELOW.

                                 ELIYAHU AYALON

2. PROPOSAL TO RATIFY AND APPROVE THE AMENDMENT AND RESTATEMENT OF THE DSP GROUP, INC. 1991 EMPLOYEE AND CONSULTANT STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF DSP GROUP, INC. FOR FISCAL 1998:

            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                             DATED: ______________________, 1998
                                             ___________________________________

                                                         (Signature)
                                             ___________________________________

                                                         (Signature)

                                             This Proxy should be marked, dated
                                             and signed by the stockholder(s)
                                             exactly as his or her name appears
                                             hereon, and returned promptly in
                                             the enclosed envelope. Persons
                                             signing in a fiduciary capacity
                                             should so indicate. If shares are
                                             held by joint tenants or as
                                             community property, both should
                                             sign.